UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2009

Key Energy Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1301 McKinney Street, Suite 1800, Houston, Texas		77010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-651-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2009, Key Energy Services, Inc., a Maryland corporation (the "Company"), and its wholly-owned subsidiary, Key Energy Services Cyprus Ltd., a Cyprus company ("KESC"), entered into an Amendment to Master Agreement (the "Amendment") with OOO Geostream Assets Management, a company incorporated in the Russian Federation, and the following parties, which are referred to in the Agreement as "L-Group": Boris Germanovich Levin, Mikhail Vladimirovich Siyatskiy, Aleksei Rufatovich Mustafinov, Yurii Leonidovich Bodnarchuk, John Thomas Wilson and Vemor Trading and Investments Limited, a Cyprus company. The Amendment is dated as of March 11, 2009 (but was not fully executed until March 24, 2009) and amends the Master Agreement (the "Agreement"), entered into among the parties on August 26, 2008.

The Amendment extends the date by which KESC is required to consummate the second closing under the Agreement from March 31, 2009 to June 30, 2009.

The foregoing description of the Amendment and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K on September 2, 2008, both of which are incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment to Master Agreement, dated March 11, 2009 (fully executed on March 24, 2009), by and among Key Energy Services, Inc., Key Energy Services Cyprus Ltd., OOO Geostream Assets Management and L-Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Key Energy Services, Inc.

March 24, 2009	By:	/s/ KIMBERLY R. FRYE

Name: KIMBERLY R. FRYE
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Master Agreement, dated March 11, 2009 (fully executed on March 24, 2009), by and among Key Energy Services, Inc., Key Energy Services Cyprus Ltd., OOO Geostream Assets Management and L-Group.